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                                                                     EXHIBIT 5.1


                                October 21, 1996


Board of Directors
USA Waste Services, Inc.
5400 LBJ Freeway
Suite 300 - Tower One
Dallas, Texas 75240

Ladies and Gentlemen:

  We have acted as counsel to USA Waste Services, Inc., a Delaware corporation (the "Company") in connection with the Company's Post-effective Amendment No. 1 on Form S-8 to the registration statement on Form S-4 (Registration No. 333-02181) (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended, of the issuance of 4,551,668 shares of common stock, par value $.01 per share (the "Common Stock"), of the Company (the "Shares") issuable upon the exercise of options (the "Options") granted pursuant to the Western Waste Industries Amended and Restated 1983 Stock Option Plan, the Western Waste Industries 1983 Non-Qualified Stock Option Plan and the Western Waste Industries 1992 Option Plan, (together, the "Plans").

  As the basis for the opinions hereinafter expressed, we have examined such corporate records and documents, certificates of corporate and public officials and such other instruments as we have deemed necessary for the purposes of the opinions contained herein. As to all matters of fact material to such opinions, we have relied upon the representations of officers of the Company. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the original documents of all documents submitted to us as copies.

  Based upon the foregoing and having due regard for such legal considerations as we deem relevant, we are of the opinion that the Shares to be issued upon proper exercise of the Options have been duly authorized, and that the Shares, when issued upon proper exercise of the Options, will be validly issued, fully paid and nonassessable.

  We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        /s/ Andrews & Kurth L.L.P.

1208/2325/2653